Exhibit 4.1

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 12, 2026, is by and among GMR Solutions Inc., a Delaware corporation (the “Corporation”), the KKR Investor (as defined herein), the Ares Investor (as defined herein), the HPS Investor (as defined herein) and any other Person who may become a party hereto solely pursuant to Section 14(c) hereof.

WHEREAS, the Corporation and certain Affiliates of the KKR Investor previously entered into that certain Registration Rights Agreement, dated as of April 28, 2015 (the “Existing Registration Rights Agreement”), and the KKR Investor constitutes the sole “KKR Investor” under the Existing Registration Rights Agreement pursuant to the terms set forth therein.

WHEREAS, in connection with the underwritten initial public offering of the Corporation’s Class A Common Stock (as defined below) (the “Initial Public Offering”), the Corporation and the KKR Investor desire to amend and restate the Existing Registration Rights Agreement to, among other things, grant certain registration and other rights to the Investors with respect to their Registrable Securities, in each case, on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, Section 12(a) of the Existing Registration Rights Agreement permits amendments, restatements, modifications, supplements, waivers and/or consents to departures from the provisions of the Existing Registration Rights Agreement with the written consent of stockholders party thereto holding a majority in voting power of the Registrable Securities (as defined in the Existing Registration Rights Agreement and assuming the exercise in full of Common Warrants), so long as such amendments, restatements, modifications, supplements, waivers and/or consents to such departures would not by their express terms have a disproportionate adverse effect on the rights, obligations, powers or interests of any Stockholder (as defined in the Existing Registration Rights Agreement) thereunder, in its capacity as a Stockholder, without similarly affecting the rights thereunder of Stockholders of the same class, in their capacities as Stockholders; and

NOW, THEREFORE, for and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.         Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, with respect to any Person, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and, (i) with respect to KKR Investors, any investment fund, vehicle or holding company of which a KKR Investor or an Affiliate of a KKR Investor serves as the general partner, managing member or discretionary manager or advisor, including any investment entity owned by investment funds and vehicles managed or sponsored by one or more subsidiaries in the KKR Group, provided, for the avoidance of doubt, the Ares Investors, the HPS Investors or any of their respective Affiliates shall not constitute Affiliates of the KKR Investors, (ii) with respect to Ares Investor only, any investment fund, entity, vehicle, holding company or account (or separate account), managed, sponsored, advised, sub-advised or controlled (including by means of a voting agreement) by an Ares Investor or an Affiliate of an Ares Investor or any investment fund, entity, vehicle, holding company or account (or separate account) of which an Ares Investor or an Affiliate of an Ares Investor serves as the general partner, managing member or discretionary manager or advisor, provided, for the avoidance of doubt, the KKR Investors, the HPS Investors or any of their respective Affiliates shall not constitute Affiliates of the Ares Investors, and (iii) with respect to HPS Investor only, any investment fund, entity, vehicle, holding company or account (or separate account), managed, sponsored, advised, sub-advised or controlled (including by means of a voting agreement) by an HPS Investor or an Affiliate of an HPS Investor or any investment fund, entity, vehicle, holding company or account (or separate account) of which an HPS Investor or an Affiliate of an HPS Investor serves as the general partner, managing member or discretionary manager or advisor, provided, for the avoidance of doubt, the KKR Investors, the Ares Investors, BlackRock, Inc., or any of their respective Affiliates shall not constitute Affiliates of the HPS Investors; provided, further, that notwithstanding the foregoing, an Affiliate of any Person shall not include any portfolio company of the KKR Investors, the Ares Investors or the HPS Investors.

“Agreement” shall have the meaning set forth in the Preamble.

“Ares Investor” or “Ares Investors” shall mean investment funds managed or advised by Ares Management LLC and any of their respective Permitted Transferees; provided that, for so long as Affiliates of KKR Group and the Ares Investors hold Registrable Securities together in a single vehicle controlled by Affiliates of KKR Group, Pegasus Aggregator Parent LLC and any of its Permitted Transferees, the Ares Investors shall not have any rights as “Ares Investors” to act hereunder.

“Board” shall mean the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by Law to close.

“Class A Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Corporation, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Class B Common Stock” shall mean the Class B common stock, par value $0.0001 per share, of the Corporation, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

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“Common Stock” shall mean, collectively, the Class A Common Stock and the Class B Common Stock.

“Corporation” shall have the meaning set forth in the Preamble.

“Demand Cutback” shall have the meaning set forth in Section 3(b) hereof.

“Demand Notice” shall have the meaning set forth in Section 3(a) hereof.

“Demand Registration” shall have the meaning set forth in Section 3(a) hereof.

“Demand Take-Down” shall have the meaning set forth in Section 3(a) hereof.

“Derivative Transaction” shall mean any transaction which transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Registration Rights Agreement” shall have the meaning set forth in the recitals hereof.

“FINRA” shall mean the U.S. Financial Industry Regulatory Authority.

“General Resale Registration Statement” shall mean each registration statement under the Securities Act that is filed pursuant to Section 7 for the purposes set forth therein.

“HPS Investor” shall mean SIP V GMR Holdings II, L.P. and any of its Permitted Transferees.

“Indemnified Party” shall have the meaning set forth in Section 9(c) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 9(c) hereof.

“Initial Public Offering” shall have the meaning set forth in the recitals hereof.

“Investors” shall mean KKR Investor, Ares Investor, HPS Investor and any other Person who may become a party hereto solely pursuant to Section 14(c).

“IPO Date Margin Loans” shall mean the margin loan agreements entered into by the Investors or their Affiliates with certain financial institutions in connection with the Initial Public Offering secured by Registrable Securities, and including the pledge agreements and the other agreements and documents entered into in connection therewith, each as may be amended, amended and restated, supplemented or otherwise modified from time to time.

“KKR Group” shall mean KKR & Co. Inc. and its subsidiaries.

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“KKR Investor” or “KKR Investors” shall mean, (i) for so long as Affiliates of KKR Group and the Ares Investors hold Registrable Securities together in a single vehicle controlled by Affiliates of KKR Group, Pegasus Aggregator Parent LLC and any of its Permitted Transferees, and (ii) following such time as Affiliates of KKR Group and the Ares Investors do not hold Registrable Securities in a single vehicle controlled by Affiliates of KKR Group, such vehicle(s) through which Affiliates of KKR Group hold Registrable Securities and any of its Permitted Transferees.

“Law” shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, writ, decree or agency requirement of any governmental entity.

“Long-Form Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Losses” shall have the meaning set forth in Section 9(a) hereof.

“Management Stockholders’ Agreement” shall mean the Amended and Restated Management Stockholders’ Agreement, dated as of July 26, 2024, by and among the Corporation and the other parties thereto.

“Notice” shall have the meaning set forth in Section 3(a).

“Other Securities” shall have the meaning set forth in Section 4(b).

“Permitted Transferee” shall mean (i) any Affiliate of such Investor and/or, in the case of (a) the KKR Investors, any Affiliate of KKR Group, provided that, for the avoidance of doubt, Ares Investors and HPS Investors and their respective Affiliates shall not constitute Permitted Transferees of the KKR Investors, (b) the Ares Investor, any Affiliate of Ares Management LLC, provided that, for the avoidance of doubt, KKR Investors and HPS Investors and their respective Affiliates shall not constitute Permitted Transferees of the Ares Investors and (c) the HPS Investors, any Affiliate of SIP V GMR Holdings II, L.P., provided that, for the avoidance of doubt, KKR Investors and Ares Investors and their respective Affiliates shall not constitute Permitted Transferees of the HPS Investors, (ii) any successor entity of such Investor and (iii) with respect to any Investor that is an investment fund or controlled by an investment fund, any other investment fund or vehicle of which such Investor or an Affiliate serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Common Stock) and in which such Investor or an Affiliate retains sole voting and dispositive power.

“Person” shall mean any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“Piggyback Cutback” shall have the meaning set forth in Section 4(b) hereof.

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“Piggyback Investors” shall mean each of the KKR Investors, the HPS Investors, the Ares Investors and any other holders of Registrable Securities that become a party hereto solely pursuant to Section 14(c) hereof, in each case, for so long as each of such Investors hold Registrable Securities.

“Piggyback Notice” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Registration” shall have the meaning set forth in Section 4(a) hereof.

“Piggyback Request” shall have the meaning set forth in Section 4(a) hereof.

“Private Placement Warrants” means (i) those warrants purchased by Pegasus Aggregator Parent LLC pursuant to the Investment Agreement, dated as of May 12, 2026, entered into among the Corporation, SIP V GMR Holdings II, L.P. and Pegasus Aggregator Parent LLC, the indirect ownership of which Pegasus Aggregator Parent LLC attributes to the KKR Group and its Affiliates, and (ii) those 557,148 warrants exchanged by Pegasus Aggregator Parent LLC pursuant to the Exchange Agreement, dated as of May 12, 2026, entered into among the Corporation and Pegasus Aggregator Holdco LLC, in each case which are deemed underwriter compensation.

“Proceeding” shall mean an action, claim, suit, arbitration or proceeding (including an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” shall mean the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Public Offering” shall mean the sale of Registrable Securities to the public pursuant to an effective Registration Statement (other than a Registration Statement on Form S-4 or Form S-8 or any similar or successor form) filed under the Securities Act.

“Registrable Securities” shall mean (i) any shares of Common Stock currently held or hereafter acquired by the Investors, (ii) warrants to acquire Common Stock currently held or hereafter acquired by the Investors, including as may be adjusted pursuant to the terms of any such warrants, and (iii) any other securities (x) issued with respect to any of the foregoing by way of share or equity split, share or equity dividend, recapitalization, exchange or similar event or otherwise or (y) issuable upon the conversion or exercise of any warrant, right or other security currently held or hereinafter acquired by the Investors. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) they are sold pursuant to an effective Registration Statement under the Securities Act, (b) they are sold pursuant to Rule 144 (or any similar provision then in force under the Securities Act), (c) they shall have ceased to be outstanding, or (d) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities (it being understand that any Transfer to a Permitted Transferee by any Investor shall result in an assignment of such Investor’s rights hereunder). No Registrable Securities may be registered under more than one Registration Statement at any one time.

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“Registration Statement” shall mean any registration statement of the Corporation under the Securities Act, including any Shelf Registration Statement, which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the Securities Act, as such rule may be amended from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor agency having jurisdiction under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” shall have the meaning set forth in Section 3(a) hereof.

“Shelf Underwritten Offering” shall have the meaning set forth in Section 4(c) hereof.

“Short-Form Registrations” shall have the meaning set forth in Section 3(a) hereof.

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security, including in any Derivative Transaction; provided that, (x) any pledge of Registrable Securities pursuant to the terms of the IPO Date Margin Loans (including any additional pledges of Registrable Securities following the Initial Public Offering and any refinancing of the IPO Date Margin Loans) and (y) so long as no IPO Date Margin Loans are outstanding, any pledge or grant of a security interest in all or a portion of any Investor’s right, title and interest in such Investor’s Registrable Securities to secure the obligations of such Investor, to any Person (and/or any agent, trustee or representative of such Person) with respect to any loan, letter of credit or other extension of credit or indebtedness to or for the account of the Investor, and any transfers in connection with any foreclosure or other exercise of remedies by a lender, its affiliates or other security or administrative agent under the IPO Date Margin Loans or any other pledge or grant of a security interest described above shall not constitute a Transfer hereunder. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“underwritten registration” or “underwritten offering” shall mean a registration in which securities of the Corporation are sold to an underwriter for reoffering to the public.

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Section 2.         Holders of Registrable Securities. A Person is deemed, and shall only be deemed, to be a holder of Registrable Securities if such Person owns Registrable Securities or has a right to acquire such Registrable Securities and such Person is an Investor (or is a Permitted Transferee thereof).

Section 3.         Demand Registrations.

(a)            Demand Rights. Subject to the following paragraphs of this Section 3(a), following the Initial Public Offering, the KKR Investors shall have the right, by delivering or causing to be delivered a written notice to the Corporation, to require the Corporation to, pursuant to the terms of this Agreement, (i) register under and in accordance with the provisions of the Securities Act, the offer and sale of the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement on Form S-1 or any similar or successor long-form registration (“Long-Form Registrations”) or, if the Corporation is then eligible, on Form S-3 or any similar or successor short-form registration (“Short-Form Registrations”), and/or (ii) effect an offering pursuant to an effective Registration Statement, which offering may be underwritten, marketed or non-marketed and/or a take-down (“Demand Take-Down”) of Registrable Securities under an effective Shelf Registration Statement (any such written notice pursuant to this Section 3(a), a “Demand Notice” and any such registration or offering, a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the KKR Investors is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). The KKR Investors may, in connection with any Demand Registration requested by such holders that is a Short-Form Registration, require the Corporation to file such Registration Statement with the SEC in accordance with and pursuant to Rule 415 under the Securities Act including, if the Corporation is a well-known seasoned issuer at the time of filing of the Short-Form Registration (as defined in Rule 405 under the Securities Act), as an automatic shelf registration (a “Shelf Registration Statement”). Following receipt of a Demand Notice for a Demand Registration in accordance with this Section 3(a), the Corporation shall use its reasonable best efforts to file a Registration Statement as promptly as practicable and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

No Demand Registration shall be deemed to have occurred for purposes of this Section 3, and shall not count as a Demand Notice for purposes of Section 3(e), if (w) the Registration Statement relating thereto does not become effective, or is not maintained effective by the Corporation for the period required pursuant to this Section 3, (x) the offering of the Registrable Securities pursuant to such Registration Statement is not completed for any reason (other than solely by reason of some act or omission by the holder exercising its Demand Notice, including the withdrawal of such registration request pursuant to Section 3(d)), including because it was subject to a stop order, injunction, or similar order or requirement of the SEC during such period or (y) the holder exercising its Demand Notice has fewer than 60% of the amount of Registrable Securities originally requested to be included in such Registration Statement as a result of a Demand Cutback or (z) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than solely by reason of some act or omission by the holder exercising its Demand Notice to fail to perform its obligations under this Agreement or such purchase or underwriting agreement.

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Within (i) 10 days, in the case of a Long-Form Registration or offering thereunder, or (ii) as soon as reasonably practicable but no later than 3 Business Days, in the case of a Short-Form Registration or any offering thereunder (including a Shelf Take-Down), in each case, after receipt by the Corporation of a Demand Notice in accordance with this Section 3(a), the Corporation shall give written notice (the “Notice”) of such Demand Notice to all other holders of Registrable Securities and shall, subject to the provisions of Section 3(b) hereof, include in such registration all Registrable Securities with respect to which the Corporation received written requests for inclusion therein within (i) 10 days after such Notice is given by the Corporation to such holders, in the case of a Long-Form Registration or offering thereunder, (ii) 3 Business Days after such Notice is given by the Corporation to such holders, in the case of the filing of a Short-Form Registration, or (iii) at least 2 Business Days prior to the pricing of such offering, in the case of a Shelf Take-Down pursuant to an existing effective Registration Statement, it being understood that any such request for inclusion of Registrable Securities given by a holder shall not be considered a Demand Notice for purposes of Section 3(e).

All requests made pursuant to this Section 3 (including pursuant to the immediately preceding paragraph) will specify the number of Registrable Securities to be registered and/or offered in an offering pursuant to an effective Registration Statement (including a Shelf Take-Down), and the intended methods of disposition thereof.

The Corporation shall be required to maintain the effectiveness of a Registration Statement filed in connection with any Demand Registration that is a Long-Form Registration for a period of at least 180 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Corporation or an underwriter of the Corporation pursuant to the provisions of this Agreement. The Corporation shall use its reasonable best efforts to keep any Shelf Registration Statement continuously effective under the Securities Act until the earlier of (A) the date when all of the Registrable Securities covered by such Shelf Registration Statement have been sold and (B) the date on which the Registrable Securities covered by the Shelf Registration Statement are eligible to be sold or transferred without being subject to any holding period or volume limitations pursuant to Rule 144.

The Private Placement Warrants will only be entitled to one Demand Registration at the Corporation’s expense and will not be entitled to Demand Registration following the date that is five years from date hereof.

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(b)            Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in an underwritten offering, and the managing underwriter or underwriters of such underwritten offering advise the holders of such securities in writing that, in its good-faith opinion, the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of Registrable Securities that can be sold without adversely affecting the price, timing or distribution of the Registrable Securities to be included in such offering (including securities proposed to be included by other holders of securities entitled to include securities in such Registration Statement pursuant to the Management Stockholders’ Agreement), then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering (such reduction in the number of Registrable Securities to be included in such underwritten offering, the “Demand Cutback”), and such number of Registrable Securities shall be allocated as follows:

(i)             first, pro rata among the holders of Registrable Securities who requested (including pursuant to a Demand) that their Registrable Securities be included in such offering, together with any participating parties under the Management Stockholders’ Agreement entitled to include securities in such offering pursuant to the Management Stockholders’ Agreement, on the basis of the percentage of the Registrable Securities requested to be included in such Registration Statement by such holders;

(ii)            second, pro rata among other holders of Other Securities, on the basis of the percentage of securities requested to be included in such Registration Statement by such holders; and

(iii)           third, the securities for which inclusion in such Demand Registration was requested by the Corporation.

No securities excluded from the underwriting pursuant to this Section 3(b) shall be included in such registration.

(c)            Postponement of Demand Registration. The Corporation shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing of a Registration Statement if the Corporation delivers to the holders requesting registration a certificate signed by both the president and chief financial officer of the Corporation certifying that, in the good-faith judgment of the Board, such registration and offering would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the Corporation. Such certificate shall contain a statement of the reasons for such postponement and an approximation of the anticipated delay. The holders receiving such certificate shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 6(p) (it being understood that such certificate shall not include any material non-public information). If the Corporation shall so postpone the filing of a Registration Statement, the Person exercising its right to request a Demand Registration shall have the right to withdraw the request for registration by giving written notice to the Corporation within 20 days of the anticipated termination date of the postponement period, as provided in the certificate delivered to the holders, and such request for a demand registration shall not be considered a Demand Notice for purposes of Section 3(e).

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(d)           Cancellation of a Demand Registration. Holders of the Registrable Securities who initially requested a Demand Registration shall have the right to notify the Corporation that they have determined that the registration statement be abandoned or withdrawn, in which event the Corporation shall abandon or withdraw such registration statement.

(e)            Number of Demand Notices. In connection with the provisions of this Section 3, the KKR Investors shall have an unlimited number of Demand Notices, which they are permitted to deliver (or cause to be delivered) to the Corporation hereunder.

(f)            Registration Statement Form. If any registration requested pursuant to this Section 3 which is proposed by the Corporation to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten Public Offering, and if the managing underwriter shall advise the Corporation in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

Section 4.         Piggyback Registration.

(a)            Right to Piggyback. Except with respect to a Demand Registration, the procedures for which are addressed in Section 3 and a Take-Down, the procedures for which are addressed in Section 4(c), if the Corporation proposes to file a Registration Statement under the Securities Act with respect to, or otherwise effect, an offering of Common Stock or securities exercisable, convertible or exchangeable for Common Stock pursuant to a Registration Statement, whether or not for sale for its own account (and including for an offering by any selling stockholder) (other than a registration statement (x) on Form S-4, Form S-8 or any successor forms thereto or (y) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time after the Initial Public Offering, the Corporation shall give prompt written notice of such filing no later than 10 days after the filing date (the “Piggyback Notice”) to the Piggyback Investors (and, in any event, no later than five Business Days before the launch date of any offering; provided, however, that if a new Registration Statement that is not an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) will be filed for any such offering, then notice will instead be provided, in any event, no later than seven Business Days before the date such Registration Statement is initially filed with the SEC). The Piggyback Notice shall offer the Piggyback Investors the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such Piggyback Investor may request (a “Piggyback Registration”). Subject to Section 4(b) hereof, the Corporation shall include in each such Piggyback Registration all Registrable Securities with respect to which the Corporation has received written requests (each such written request, a “Piggyback Request”) for inclusion therein within 10 days after notice has been given to the applicable Piggyback Investor (and, in any event, at least one Business Day before the launch date of any offering). The Corporation shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (A) 180 days after the effective date thereof and (B) consummation of the distribution by the holders of all of the Registrable Securities included in such Registration Statement.

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Any Piggyback Investor shall have the right to withdraw its Piggyback Request by giving written notice to the Corporation of its request to withdraw at least 10 Business Days prior to the planned effective date of the related Registration Statement.

The Private Placement Warrants will not be entitled to Piggyback Registration following the date that is seven years from date hereof.

(b)            Priority on Piggyback Registrations. If any of the Registrable Securities to be registered or offered for sale pursuant to a registration or offering giving rise to rights under this Section 4 are to be sold in an underwritten offering, the Corporation shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Piggyback Investors who have submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Piggyback Investor’s Piggyback Request on the same terms and conditions as any other interests, if any, of the Corporation or any other selling stockholder included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Corporation in writing that, in their good-faith opinion, the total number or dollar amount of securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without adversely affecting the price, timing or distribution of the securities to be included in such offering (including securities proposed to be included by other holders of securities (excluding the Investors any holders entitled to include securities pursuant to the Management Stockholders’ Agreement) entitled to include securities in such Registration Statement pursuant to incidental or piggyback registration rights, the “Other Securities”), then there shall be included in such underwritten offering the number or dollar amount of securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering (such reduction in the number of Registrable Securities to be included in such underwritten offering, the “Piggyback Cutback”), and such number of Registrable Securities shall be allocated as follows: (i) first, all securities proposed to be sold by the Corporation for its own account; (ii) second, among the holders of all Registrable Securities requested to be included in such offering pursuant to Section 4, together with the participating parties under the Management Stockholders’ Agreement entitled to include securities in such offering pursuant to the Management Stockholders’ Agreement, pro rata among such holders on the basis of the percentage of securities requested to be included in such Registration Statement by such holders; and (iii) third, all Other Securities requested to be included in such Registration Statement.

(c)            Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 4 is effective, if the Corporation or any selling stockholder (excluding Demand Registrations, the procedures for which are addressed in Section 3) proposes to effect an offering of Common Stock or securities exercisable, convertible or exchangeable for Common Stock pursuant to such Shelf Registration Statement, then, each such time the Corporation shall promptly deliver a Piggyback Notice to each Piggyback Investor with respect to such offering no later than five Business Days prior to the launch of any such offering. If a Piggyback Investor notifies the Corporation that it intends to sell all or part of its Registrable Securities included by it in the Shelf Registration Statement (a “Shelf Underwritten Offering”), then, the Corporation shall, as promptly as practicable, amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Piggyback Investor pursuant to this Section 4(c)). In connection with any Shelf Underwritten Offering, if any of the Registrable Securities to be sold pursuant to a Shelf Registration Statement are to be sold in an underwritten offering, and the managing underwriter or underwriters of such underwritten offering advise the Corporation in writing that it is their good-faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter or underwriters can be sold without so adversely affecting such offering, and such number of Registrable Securities, securities held by participating holders pursuant to the Management Stockholders’ Agreement and Other Securities shall be allocated for inclusion in the same manner as described in Section 4(b) with respect to a limitation of shares to be included in a Piggyback Registration.

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Section 5.         Restrictions on Public Sale by Holders of Registrable Securities. Each Investor agrees, in connection with the Initial Public Offering, and each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to Section 3 or Section 4 hereof (whether or not such holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Corporation’s securities (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another any of the economic consequences of owning the Common Stock, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 180 days (with respect to the Initial Public Offering) or 90 days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration), pursuant to which such public offering shall be made, plus an extension period as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such lesser period as is required by the managing underwriter. Subject to the limitations set forth in the prior sentence, the Corporation shall be responsible for negotiating all “lock-up” agreements with the underwriters and, in addition to the foregoing provisions of this Section 5, the Investors and holders of Registrable Securities agree to execute the form so negotiated (such form to be reasonably satisfactory to the Investors); provided that (i) no Ares Investor or HPS Investor shall be obligated to execute any “lock-up” agreement for any underwritten public offering that is more restrictive than the “lock-up” executed by KKR Investor for such underwritten public offering, (ii) no such agreement shall restrict the transactions contemplated by the IPO Date Margin Loan, including any of the transactions set forth in the definition of “Transfer” above and (iii) no Ares Investor or HPS Investor shall be obligated to execute any “lock-up” agreement for any underwritten public offering or other public offering (to the extent not participating in such offering) after the earlier of (A) the lock-up period in respect of the second secondary offering or primary capital raise (other than pursuant to a Form S-4 or Form S-8) following the Initial Public Offering and (B) the date that is two years following the date of this Agreement if, immediately prior to any such underwritten public offering or such other public offering, any such Ares Investor or HPS Investor holds less than 5% of the outstanding Common Stock of the Corporation (calculated on a fully diluted basis).

If any registration pursuant to Section 3 of this Agreement shall be in connection with any underwritten Public Offering, the Corporation will not effect any public sale or distribution of any common equity (or securities convertible into or exchangeable or exercisable for common equity) (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan) for its own account, within 90 days (plus an extension period as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter periods as the managing underwriters may agree to with the Corporation) after the effective date of such registration, provided that such period may be extended as may be proposed by the managing underwriter to address FINRA regulations regarding the publishing of research.

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Section 6.         Registration Procedures. If and whenever the Corporation is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 3 and Section 4 hereof, the Corporation shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Corporation shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a)            prepare and file with the SEC a Registration Statement or Registration Statements on such form as shall be available for the sale of the Registrable Securities by the holders thereof or by the Corporation in accordance with the intended method or methods of distribution thereof and in accordance with this Agreement, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Corporation shall furnish or otherwise make available to the holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Corporation’s books and records, officers, accountants and other advisors and the Corporation will use commercially reasonable efforts to give effect to comments timely received by it from such counsel in its reasonable discretion. The Corporation shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Corporation, such filing is necessary to comply with applicable Law;

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(b)            prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)            notify each selling holder of Registrable Securities, its counsel and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the Corporation has reason to believe that the representations and warranties of the Corporation contained in any agreement (including any underwriting agreement) contemplated by Section 6(o) below cease to be true and correct, (v) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) if the Corporation has knowledge of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall notify the selling holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information);

(d)            use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(e)            if requested by the managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Corporation has received such request; provided, however, that the Corporation shall not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Corporation, in compliance with applicable Law;

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(f)            furnish or make available to each selling holder of Registrable Securities, its counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement, the Prospectus and Prospectus supplements, if applicable, and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such holder, counsel or underwriter); provided that the Corporation may furnish or make available any such documents in electronic format;

(g)            deliver to each selling holder of Registrable Securities, its counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request from time to time in connection with the distribution of the Registrable Securities; provided that the Corporation may furnish or make available any such documents in electronic format; and the Corporation, subject to the last paragraph of this Section 6, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(h)            use its reasonable best efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement and to take any other action that may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in any such jurisdiction where it would not otherwise be subject to such service but for this Agreement;

(i)            cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each holder of such Registrable Securities that the Registrable Securities represented by the certificates so delivered by such holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request at least two Business Days prior to any sale of Registrable Securities in a firm commitment public offering, but in any other such sale, within ten Business Days prior to having to issue the securities;

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(j)            use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling holder’s business, in which case the Corporation will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(k)            upon the occurrence of, and its knowledge of, any event contemplated by Section 6(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(l)            prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities;

(m)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(n)            use its reasonable best efforts to cause all shares of Registrable Securities covered by the Registration Statement to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time listed on such exchange, as the case may be, prior to the effectiveness of such Registration Statement (or, if such Registration is an initial public offering, use its reasonable best efforts to cause such Registrable Securities to be so listed within ten Business Days following the effectiveness of such Registration Statement);

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(o)            enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the managing underwriters, if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Corporation and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling holders of such Registrable Securities opinions of counsel to the Corporation and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and counsels to the selling holders of the Registrable Securities), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such counsel and underwriters, (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Corporation (and, if necessary, any other independent certified public accountants of any subsidiary of the Corporation or of any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 9 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by Purchaser and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities being sold pursuant to such Registration Statement, their counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to Section 6(o)(i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Corporation. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(p)            make available for inspection by a representative of the selling holders of Registrable Securities, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Corporation and its subsidiaries, and cause the officers, directors and employees of the Corporation and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by Law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required (if permitted by applicable Law) to give the Corporation written notice of the proposed disclosure prior to such disclosure and, if requested by the Corporation, assist the Corporation in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Corporation or its subsidiaries in violation of Law;

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(q)            cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including participation in conference calls and “road shows”); provided that any such support shall not be required if it would, in the Corporation’s reasonable judgment, interfere with the normal business operations of the Corporation in any substantial respect; and

(r)            cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

The Corporation may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Corporation in writing such information required in connection with such registration regarding such selling holder and the distribution of such Registrable Securities as the Corporation may, from time to time, reasonably request in writing and the Corporation may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Corporation shall provide any holder of Registrable Securities the opportunity to review and provide comments to the Registration Statement consistent with the terms of Section 6(a).

Each holder of Registrable Securities agrees if such holder has Registrable Securities covered by such Registration Statement that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(iv) or 6(c)(v) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing by the Corporation that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the time periods under Section 3 with respect to the length of time that the effectiveness of a Registration Statement must be maintained shall automatically be extended by the amount of time the holder is required to discontinue disposition of such securities.

Section 7.         Filing and Effectiveness of General Resale Registration Statement.

(a)            No later than the eighteen (18) month anniversary of the date of this Agreement, the Corporation will (i) prepare and file a General Resale Registration Statement with the SEC; and (ii) use reasonable best efforts to cause such General Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable after such filling, which General Resale Registration Statement to remain continuously effective, and usable for the resale or other transfer of Registrable Securities, under the Securities Act until such time as no Registrable Securities are outstanding; provided, that the obligation set forth in this Section 7 shall only apply to the extent that (i) following the eighteen (18) month anniversary of the date of this Agreement, (x) the Ares Investors or the HPS Investors hold Registrable Securities and (y) notwithstanding the definition of Registrable Securities hereunder, such Registrable Securities are not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and (ii) an existing Shelf Registration Statement registering the Registrable Securities of the Ares Investors and the HPS Investors has not been filed and is continuously effective and usable for the resale or other transfer of such Registrable Securities, under the Securities Act until such time as no Registrable Securities are outstanding.

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(b)            The Corporation will cause the General Resale Registration Statement to satisfy the following requirements:

(i)             The General Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Securities of the Ares Investors and the HPS Investors as provided in Section 7(b)(ii) and Section 7(c).

(ii)            When it first becomes effective under the Securities Act, the General Resale Registration Statement will cover resales of Registrable Securities described in a written notice provided by the Ares Investors and the HPS Investors delivered to the Corporation on or before the date that is five (5) Business Days before the first date that the relevant General Resale Registration Statement becomes effective under the Securities Act. Thereafter, the General Resale Registration Statement will cover resales of Registrable Securities of the HPS Investors and the Ares Investors as provided in Section 7(c).

(iii)           The General Resale Registration Statement will provide for a plan of distribution in customary form (and reasonably satisfactory to the Ares Investors and the HPS Investors) for resale registration statements of the type contemplated by this Agreement, including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal. In addition, if the rules under the Securities Act then so permit, such plan of distribution will permit underwritten offerings (including “block” trades) through one or more registered broker-dealers acting as underwriters to be effected pursuant to one or more prospectus supplements that identify such underwriters (in addition to any other information that may then be required pursuant to the Securities Act); provided, however, that the Corporation will be under no obligation to effect any such underwritten offering pursuant to the General Resale Registration Statement except pursuant to Section 3.

(iv)            If the resales contemplated by the General Resale Registration Statement are then eligible to be registered by the Corporation on Form S-3, then the General Resale Registration Statement will be on such Form S-3.

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Section 8.         Registration Expenses. All reasonable fees and expenses incident to the performance of or compliance with this Agreement by the Corporation (including (i) all registration and filing fees (including fees and expenses with respect to (A) filings required to be made with the FINRA and (B) compliance with securities or “blue sky” laws, including any fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Corporation, (iv) fees and disbursements of counsel for the Corporation, (v) expenses of the Corporation incurred in connection with any road show, (vi) fees and disbursements of all independent certified public accountants referred to in Section 6(o)(iii) hereof (including the expenses of any “comfort” letters required by this Agreement) and any other Persons, including special experts retained by the Corporation, and (vii) fees and disbursements of one counsel for each of (x) the KKR Investors and (y) the other holders of Registrable Securities whose shares are included in a Registration Statement (which counsel under this clause (y) shall be selected by such other holders of a majority of the Registrable Securities being sold in connection therewith), shall, in each case, be borne by the Corporation whether or not any Registration Statement is filed or becomes effective. In addition, the Corporation shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing, or maintaining of any listing, of the securities to be registered on any securities exchange or inter-deal quotation system on which similar securities issued by the Corporation are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Corporation.

The Corporation shall not be required to pay (i) fees and disbursements of any counsel retained by any holder of Registrable Securities or by any underwriter (except as set forth in clauses 8(i)(B) and 8(vii)), (ii) any underwriter’s fees (including discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals) relating to the distribution of the Registrable Securities (other than with respect to Registrable Securities sold by the Corporation), or (iii) any other expenses of the holders of Registrable Securities not specifically required to be paid by the Corporation pursuant to the first paragraph of this Section 8 (including, without limitation, capital gains, income and transfer taxes, if any, relating to the sale of Registrable Securities).

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Section 9.         Indemnification.

(a)            Indemnification by the Corporation. The Corporation shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by Law, each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement or Prospectus and any affiliate thereof, the officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, affiliates, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter, from and against any and all losses, claims, damages, liabilities, costs (including costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Prospectus (including without limitation preliminary or final), offering circular, or other document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation or any of its affiliates, employees, officers, directors or agents of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated thereunder applicable to the Corporation and (without limitation of the preceding portions of this Section 9(a)) will reimburse each such holder, each of its affiliates, officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents, representatives and employees and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each such holder and the officers, directors, partners, affiliates, members, managers, shareholders, accountants, attorneys, agents, representatives and employees of each such controlling person, each such underwriter, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss or action; provided that the Corporation will not be liable in any such case to the extent that any such Loss arises out of or is based on (i) any untrue statement or omission by such holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for use therein, (ii) offers or sales effected by or on behalf of such holder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Corporation or (iii) the failure of any holder to deliver or make available to a purchaser of Registrable Securities a copy of any Registration Statement, including any preliminary or final Prospectus contained therein or any amendments or supplements thereto (if the same was required by applicable Law to be delivered or made available); provided that the Corporation shall have delivered to such holder such Registration Statement, including such preliminary or final Prospectus contained therein and any amendments or supplements thereto. It is agreed that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably withheld, conditioned or delayed).

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(b)            Indemnification by Holder of Registrable Securities. The Corporation may require, as a condition to including any Registrable Securities in any Registration Statement filed in accordance with this Agreement, that the Corporation shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify, to the fullest extent permitted by Law, severally and not jointly with any other holders of Registrable Securities, the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) from and against all Losses, as incurred, arising out of or based on any untrue statement of a material fact contained in any such Registration Statement, Prospectus, offering circular, or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to (without limitation of the portions of this Section 9(b)) reimburse the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation by such holder expressly for inclusion in such Registration Statement, Prospectus, offering circular or other document; provided, however, that the obligations of such holder under such undertaking shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld); and provided, further, that the liability of such holder of Registrable Securities shall be limited to the net proceeds (after any related discounts or commissions) received by such selling holder from the sale of Registrable Securities covered by such Registration Statement.

(c)            Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder or under the undertaking contemplated by Section 9(b) (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) of any claim or of the commencement of any Proceeding with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure as determined by a court of competent jurisdiction in a non-appealable, final judgment. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such claim or Proceeding, to, unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and the Indemnifying Party may exist in respect of such claim, assume, at the Indemnifying Party’s expense, the defense of any such claim or Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or Proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless: (i) the Indemnifying Party agrees to pay such fees and expenses; or (ii) the Indemnifying Party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or Proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party, in which case the Indemnified Party shall have the right to employ separate counsel and to assume the defense of such claim or proceeding at the Indemnifying Party’s expense; provided, further, however, that the Indemnifying Party shall not, in connection with any one such claim or Proceeding or separate but substantially similar or related claims or Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the Indemnified Parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement that (1) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder, (2) includes an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party and (3) purports to bind the Indemnified Party to perform or refrain from performing any act.

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(d)            Contribution. If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party in respect of any Losses (other than in accordance with its terms), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission, as well as other relevant equitable considerations. Any selling holder of Registrable Securities’ obligations to contribute pursuant to this Section 9(d) are several and not joint.

Notwithstanding the provisions of this Section 9(d), an Indemnifying Party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount that such Indemnifying Party has otherwise been, or would otherwise be, required to pay pursuant to Section 9(b) by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that in all cases the KKR Investors, the HPS Investors and the Ares Investors shall be treated in the same manner.

Section 10.         Investor Coordination.

(a)            Until the eighteen (18)-month anniversary of the date of this Agreement, each of the KKR Investors and the Ares Investors hereby agree not to make any Transfer of all or any portion of any Registrable Securities held by such Investor, except for the following: Transfers, including any Transfers in accordance with Section 3, Section 4 or pursuant to an exemption from registration under the Securities Act (including Rule 144), in each case, so long as each of the KKR Investors and the Ares Investors sell on a pro rata basis in any such transaction.

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(b)            Notwithstanding anything to the contrary in Section 10(a), if any KKR Investor determines that a sale or other Transfer of Registrable Securities is necessary or advisable in order to cure, prevent or avoid a margin call, mandatory prepayment event or similar event under its IPO Date Margin Loan, each of the KKR Investors and the Ares Investors shall be permitted (but, for the avoidance of doubt, not required) to Transfer any Registrable Securities held by it solely for the purpose of and to the extent it deems reasonably necessary to prevent or avoid such an occurrence or effect such a cure, without the requirement to sell on a pro rata basis; provided that, in no event shall any Investor effect any such Transfer of a number of Registrable Securities greater than its pro rata number of the Registrable Securities Transferred by the KKR Investors in connection with such occurrence; provided that if the Ares Investors separately desire to sell or Transfer Registrable Securities on a non-pro rata basis in order to cure, prevent or avoid a margin call, mandatory prepayment event or similar event under its IPO Date Margin Loan, such sale or other Transfer shall be subject to the KKR Investors’ prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, notwithstanding the definition of “Ares Investors”, no Registrable Securities attributable to the Ares Investors in Pegasus Aggregator Parent LLC shall required to be sold or Transferred by the Ares Investors to cure, prevent or avoid a margin call, mandatory prepayment event or similar event.

(c)            Notwithstanding anything to the contrary in Section 10(a), each Investor agrees that it will not effect any Transfer of Registrable Securities unless such Transfer is made pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws and all applicable securities laws of any other jurisdiction. The Corporation agrees, and each Investor understands and consents, that the Corporation will not take any action to cause or permit the Transfer of any Registrable Securities to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by and has been made in accordance with the terms of this Agreement and all applicable securities laws. Each Investor agrees that in connection with any Transfer of Registrable Securities that is not made pursuant to a Registration Statement, the Corporation may, in its reasonable discretion upon the advice of counsel, request an opinion, certifications and other relevant information in form and substance reasonably satisfactory to the Corporation and from counsel reasonably satisfactory to the Corporation stating that such transaction is exempt from registration under the Securities Act.

Section 11.         Rule 144. The Corporation shall (i) use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), (ii) take such further action as any holder of Registrable Securities may reasonably request, and (iii) furnish to each holder of Registrable Securities forthwith upon written request, (A) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Corporation, and (C) such other reports and documents so filed by the Corporation as such holder may reasonably request in availing itself of Rule 144, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, the Corporation shall deliver to such holder a written statement as to whether it has complied with such requirements.

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Section 12.         Underwritten Registrations.

(a)            In connection with any underwritten offering, the investment banker or investment bankers and managers shall be selected by (i) the KKR Investor(s) in its/their sole discretion in any Demand Registration and (ii) the Corporation to administer any other offering, including any Piggyback Registration.

(b)            No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities it desires to have covered by a Registration Statement on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all applicable questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of such Person’s Registrable Securities being sold and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Corporation or the managing underwriter by such Person expressly for use therein.

Section 13.         Financing Cooperation. Upon the request of any Investor that wishes to pledge, hypothecate or grant security interests in Registrable Securities held by it, including to banks, financial institutions or other financial entities, as collateral or security for loans, advances or other extensions of credit (including any refinancing, amendment or other modification to such agreements, and including, for the avoidance of doubt, IPO Date Margin Loan), the Corporation agrees to cooperate with each such Investor in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including without limitation, delivery of letter agreements (“Issuer Agreement”) to lenders in form and substance reasonably satisfactory to such lenders (which may include, without limitation, (i) agreements by the Corporation in respect of the exercise of remedies by such lenders, including agreements to effect the transfer of the Registrable Securities (and in the case of any warrants, including any exercise of such warrants for Common Stock in connection with such exercise of remedies), to the lender or purchasers in a foreclosure sale within specified timeframes and pursuant to agreed processes and documentation, (ii) agreements to cause the transfer agent to transfer any such Registrable Securities subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and represented by an unrestricted CUSIP, whether in connection with the grant of the pledge or upon foreclosure, subject to customary representations, warranties and agreements by the Investor necessary to establish compliance with applicable securities laws, and (iii) customary representations and warranties by the Corporation reasonably necessary to establish compliance with the Corporation’s policies and applicable securities laws).

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Section 14.         Miscellaneous.

(a)            Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the KKR Investors; provided, however, that (i) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would subject an Investor to adverse treatment relative to the other Investors shall require the prior written agreement of the adversely treated Investor and (ii) any amendment, modification, supplement, waiver or consent to departures from the provisions of this Agreement that would be adverse to a right specifically granted to a specific Investor herein shall require the prior written agreement of that Investor; provided, further, that any amendments, modifications, supplements, restatements or waivers to the following provisions of this Agreement that would adversely affect the Ares Investors or the HPS Investors (or any other provision of this Agreement if such amendment, modification, supplement, restatement or waiver would be inconsistent with or conflict with the following provisions of this Agreement in a manner adverse to the Ares Investors or the HPS Investors) shall not be effective as to such Ares Investor or HPS Investor, as applicable, without such Ares Investor’s or HPS Investor’s prior written consent: Sections 1, 3 (with respect to a holder of Registrable Securities’ ability to request registration in connection with any Demand), 4, 5 (with respect to the Ares Investor’s and the HPS Investor’s obligations with respect to any “lock up” agreement), 7, 8, 9(a), 9(d), 9(e), 10, 11, this Section 14(a) and Section 14(k).  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement (other than, for the avoidance of doubt, the right of any Investor to exercise its right to participate in such offering) and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority of the Registrable Securities being sold by such holders pursuant to such Registration Statement; provided that any right that is personal to a specific Investor may not be waived by such majority and shall require the waiver of such specific Investor (it being understood that a right specific to Ares Investors as a group shall be considered to be specific to each Ares Investor and a right specific to HPS Investors as a group shall be considered to be specific to each HPS Investor).

(b)            Notices. All notices required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or overnight delivery service with proof of receipt maintained, at the following address (or any other address that any such party may designate by written notice to the other parties):

If to the Corporation, to the address of its principal executive offices. If to any Investor, at such Investor’s address as set forth on the records of the Corporation. Any such notice shall, if delivered personally, be deemed received upon delivery; shall, if delivered by telecopy, be deemed received on the first Business Day following confirmation; shall, if delivered by overnight delivery service, be deemed received the first Business Day after being sent; and shall, if delivered by mail, be deemed received upon the earlier of actual receipt thereof or five Business Days after the date of deposit in the United States mail.

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(c)            Successors and Assigns; Investor Status. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including the Corporation and subsequent holders of Registrable Securities acquired, directly or indirectly, from the Investors; provided, however, that such successor or assign shall not be entitled to such rights unless the successor or assign shall have executed and delivered to the Corporation an Addendum Agreement substantially in the form of Exhibit A hereto (which shall also be executed by the Corporation) promptly following the acquisition of such Registrable Securities, in which event such successor or assign shall be deemed a Investor for purposes of this Agreement. Except as provided in Section 9 with respect to an Indemnified Party, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

(d)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(e)            Electronic Signatures. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the U.S. federal ESIGN Act of 2000, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(f)            Headings; Construction. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context requires otherwise: (a) pronouns in the masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa; (b) the term “including” shall be construed to be expansive rather than limiting in nature and to mean “including, without limitation,”; (c) references to sections and paragraphs refer to sections and paragraphs of this Agreement; and (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole, including Exhibit A hereto, and not to any particular subdivision unless expressly so limited.

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(g)            Governing Law. The provisions of and any claim, controversy or dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice-of-law or conflicts of law principles that would result in the application of the laws of a different jurisdiction.

(h)            Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i)            Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Corporation with respect to Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including, for the avoidance of doubt, the Existing Registration Rights Agreement and the Warrantholders’ Agreement, dated as of March 14, 2018, by and between the Corporation, affiliates of the Ares Investors and affiliates of the KKR Investors.

(j)            Securities Held by the Corporation or its Subsidiaries. Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Corporation or its subsidiaries shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

(k)            Remedies. The parties hereto recognize and agree that money damages are insufficient to compensate the holders of any Registrable Securities for breaches by the Corporation of the terms hereof and, consequently, that the equitable remedies of specific performance of the terms hereof and of injunctive relief will be available in the event of any such breach, in addition to all rights provided in this Agreement and granted by Law, and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

(l)            Term. This Agreement shall terminate with respect to a Investor on the date on which such Investor (and any Permitted Transferee thereof) ceases to hold Registrable Securities; provided, that such Investor’s rights and obligations pursuant to Section 9, as well as the Corporation’s obligations to pay expenses pursuant to Section 8, shall survive with respect to any Registration Statement in which any Registrable Securities of such Investors were included and, for the avoidance of doubt, any underwriter lock-up agreement that a Investor has executed prior to a Investor’s termination in accordance with this clause shall remain in effect in accordance with its terms.

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(m)            Consent to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in New York, and appropriate appellate courts therefrom, over any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such claim, controversy, dispute or proceeding may be heard and determined in such federal or state courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any claim, controversy or dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby brought in such courts or any defense of inconvenient forum for the maintenance of such claim, controversy or dispute. Each of the parties hereto agrees that a final and unappealable judgment in any such claim, controversy or dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment, or in any other manner provided by Law.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action, or Proceeding of the nature specified in the paragraph above by the mailing of a copy thereof in the manner specified by the provisions of subsection (b) of this Section 14.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Corporation:

GMR SOLUTIONS INC.

By:	/s/ Thomas A. A. Cook
Name: Thomas A. A. Cook
Title: Executive Vice President, General Counsel and Secretary

KKR INVESTOR:

Pegasus Aggregator Parent LLC

By:	/s/ Scott Karnas
Name: Scott Karnas
Title: Vice President, Finance

KKR INVESTOR:

Pegasus Aggregator HOLDCO LLC

By:	/s/ Scott Karnas
Name: Scott Karnas
Title: Vice President, Finance

HPS INVESTOR:

SIP V GMR HOLDINGS II, GP, L.P.

BY: SIP V GMR HOLDINGS II, LLC, Its General Partner

By:	/s/ Mark Rubenstein
Name: Mark Rubenstein
Title: Managing Director

EXHIBIT A

ADDENDUM AGREEMENT

This Addendum Agreement is made this ___ day of         ____________, 20___, by and between _________________________________ (the “New Investor”) and GMR Solutions Inc., a Delaware corporation (the “Corporation”), pursuant to an Amended and Restated Registration Rights Agreement dated as of May 12, 2026 (the “Agreement”), by and among the Corporation and the Investors. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Corporation has agreed to provide registration rights with respect to the Registrable Securities as set forth in the Agreement;

WHEREAS, the New Investor has acquired Registrable Securities directly or indirectly from a Investor; and

WHEREAS, the Corporation and the Investors have required in the Agreement that all persons desiring registration rights must enter into an Addendum Agreement binding the New Investor to the Agreement to the same extent as if it were an original party thereto;

NOW, THEREFORE, in consideration of the mutual promises of the parties, the New Investor acknowledges that it has received and read the Agreement and that the New Investor shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement to the same extent as if it were an original party to the Agreement and shall be deemed to be a Investor thereunder.

New Investor

Address:

Exhibit A-1

AGREED TO on behalf of the Corporation pursuant to Section 14(c) of the Agreement.

GMR SOLUTIONS INC.

By:

Printed Name and Title

Exhibit A-2